                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [x]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [x] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                Roy F. Weston, Inc.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [x] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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
                                 [WESTON LOGO]


                          -----------------------------
                           NOTICE OF ANNUAL MEETING OF
                                  SHAREHOLDERS
                           TO BE HELD ON MAY 10, 1999
                          -----------------------------


                                                               1400 Weston Way
                                                   West Chester, PA 19380-1499
                                                                 April 7, 1999


TO ALL HOLDERS OF SHARES OF SERIES A COMMON STOCK AND
COMMON STOCK OF ROY F. WESTON, INC.

      The 1999 annual meeting of the shareholders of Roy F. Weston, Inc. will
be held at the offices of the Company,   1400 Weston Way, West Chester,
Pennsylvania, on May 10, 1999, at 11:00 a.m. local time, to consider and take action on the following matters:

      (1) Election of 11 directors to serve for the ensuing year and until their successors shall have been duly chosen and qualified.

      (2)   Approval of the Roy F. Weston, Inc. Director Stock Compensation
            Plan.

      (3) Approval of an amendment to the Company's Stock-Based Incentive Compensation Plan to increase the number of shares reserved for issuance under that plan.

      (4)   Such other business as may properly be brought before the meeting.

      The Board of Directors has fixed March 10, 1999 as the record date for the meeting, and only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting and any adjournment thereof. All shareholders are cordially invited to attend the meeting in person.

      A proxy statement is set forth on the following pages, and a proxy form is enclosed herewith.

      PLEASE COMPLETE, SIGN, DATE, AND RETURN THE PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.


                                 By Order of the Board of Directors,



                                 Arnold P. Borish
                                 Corporate Secretary

                                PROXY STATEMENT
                     FOR 1999 ANNUAL MEETING OF SHAREHOLDERS


                               GENERAL INFORMATION

      Roy F. Weston, Inc. (referred to as the "Company" or "We") is furnishing this proxy statement to shareholders of the Company in connection with the solicitation of proxies by the Company to be used at the annual meeting of shareholders to be held at the Company's principal executive offices at 11:00 a.m. on May 10, 1999 and at any adjournment or postponement thereof. The Company's principal executive offices are located at 1400 Weston Way, West Chester, Pennsylvania 19380-1499.

      We are mailing this proxy statement and the accompanying form of proxy to shareholders on or about April 7, 1999. We will pay the expense of this solicitation. In addition to solicitation by mail, some officers, directors, and regular employees of the Company may solicit proxies by telephone or in person, for which they will not be separately compensated.

      A shareholder may revoke the proxy at any time before its exercise, by giving written notice of such revocation, or by delivering a properly executed proxy bearing a later date, to the Corporate Secretary of the Company. In addition, a shareholder who attends the annual meeting in person may vote by ballot at the meeting, thereby revoking any proxy previously given. The persons named in the enclosed proxy will vote as directed in the proxy. In the absence of such direction, the persons named in the enclosed proxy will vote as stated below with respect to the election of directors and as to the Director Stock Compensation Plan. As to other items of business that may arise at the meeting, they will, subject to the applicable rules of the Securities and Exchange Commission (the "SEC"), vote in accordance with their best judgment.

      At the close of business on March 10, 1999 (the "Record Date"), the Company had outstanding 2,089,019 Common Shares and 7,857,973 Series A Common Shares. Each Common Share ("Commons share") outstanding on the Record Date will entitle the holder to one vote per share, and each Series A Common Share ("Series A share") outstanding on the Record Date will entitle the holder to one-tenth of one vote per share, on each matter to be acted upon at the meeting. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes entitled to be cast by all shareholders of record as of the Record Date will constitute a quorum. Shareholders do not have cumulative voting rights in the election of directors. Nominees for director must receive a plurality of the votes cast at the meeting to be elected. The approval of the Director Stock Compensation Plan and approval of the amendment to the Stock-Based Incentive Compensation Plan each requires the affirmative vote of holders of a majority of the votes present at the meeting. Neither abstentions nor broker non-votes are counted in determining the number of votes cast at the meeting.

                            1. ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR

      The persons named in the enclosed proxy intend to vote for the nominees for director named below, each to serve for a one-year term and until their respective successors are elected and qualified. Each nominee has consented to being nominated and to serve if elected. If any nominee should subsequently decline or be unable to serve, the persons named in the proxy will vote for the election of such substitute nominee, if any, as may be named by the Board of Directors.

      The following sets forth certain information with respect to the nominees for director. Except as otherwise stated, each of the nominees has been engaged in his or her principal occupation described below during the past five years, and none of the organizations or corporations in which the nominees worked was a parent, subsidiary or other affiliate of the Company.

      RICHARD L. ARMITAGE, 54, PRESIDENT, ARMITAGE ASSOCIATES, L. C. (DIRECTOR SINCE 1997). Ambassador Armitage is engaged in a wide range of international business development and public policy activities. He currently provides his professional services to private sector companies to develop strategic business opportunities. Ambassador Armitage previously served the United States in numerous diplomatic roles throughout the world, with particular emphasis in the Pacific Rim, Middle East, and the New Independent States. He has also served as Assistant Secretary of Defense for International Security Affairs.

      JESSE BROWN, 55, PRESIDENT AND CHIEF EXECUTIVE OFFICER, BROWN AND ASSOCIATES. (DIRECTOR SINCE 1997). Mr. Brown formed Brown and Associates, a consulting firm, in 1997, following 25 years of professional experience in administrative and executive positions in the public sector. From 1993 to July 1997, he served as Secretary for the United States Department of Veterans Affairs. In this capacity he oversaw the second largest Federal Department, with a budget of more than $39 billion and more than 240,000 employees. Mr. Brown currently serves as a Director of Maximus, Inc.

      THOMAS E. CARROLL, 55, PRESIDENT AND CHIEF EXECUTIVE OFFICER, MEDIQ INCORPORATED. (DIRECTOR SINCE 1998). Mr. Carroll has worked in the health care industry for 32 years. In 1990 he was appointed Executive Vice President and Chief Operating Officer of MEDIQ/PRN, a wholly owned subsidiary of MEDIQ Incorporated. In 1994, he was named President of MEDIQ/PRN. Since 1995, Mr. Carroll has served as President and Chief Executive Officer of MEDIQ Incorporated, which is engaged in the medical equipment rental business. He currently serves as a director of MEDIQ Incorporated.

      TOM HARVEY, 50, PRESIDENT, A-55 CORP. (DIRECTOR SINCE 1997). Mr. Harvey currently serves as President of A-55 Corp., a leading fuel technology company. He also serves as Chairman of the Global Environment & Technology Foundation, a non-profit corporation that he founded, which promotes environmental technology development and commercialization, and sustainable development. Mr. Harvey is also Chairman of Global Initiatives, Inc. and GlobeQuest International, Ltd., two private-sector firms engaged in the communications and international marketing businesses, respectively. Previously, he held a number of senior-level positions in the U.S. Army, Department of Defense, White House, and Congressional offices.

      WAYNE F. HOSKING, JR., ESQ., 33, GOVERNMENT RELATIONS DIRECTOR, ROY F. WESTON, INC. (DIRECTOR SINCE 1996). Mr. Hosking has been employed by the Company since 1988. Since 1990, he has held various positions in client services, marketing, and sales capacities. In his current position he manages the Company's Washington, D.C. office. Mr. Hosking is licensed to practice law in Colorado and the District of Columbia. He is the son-in-law of A. Frederick Thompson, and is married to the granddaughter of Roy F. Weston and the niece of Katherine W. Swoyer.

      WILLIAM L. ROBERTSON, J.D., M.P.A., 53, CHAIRMAN AND CHIEF EXECUTIVE OFFICER. (DIRECTOR SINCE 1998). Mr. Robertson served as President and Chief Executive Officer of our Company from May 1997 to May 1998, and, since then as Chairman and Chief Executive Officer of the Company. Before joining our Company, he advised corporations and municipalities on business development opportunities in the environment and technology sectors. From 1996 to 1997, Mr. Robertson was Chairman and founder of a software development firm, OneSoft, Inc. From 1993 to 1995, he served as President of Global Environment & Technology Foundation, a non-profit corporation that promotes environmental technology development and commercialization, and sustainable development. Before 1993, Mr. Robertson spent over 20 years in various sectors of the U.S. Department of Defense, including the U.S. Army Corps of Engineers, representing the U.S. government on a wide variety of international and domestic issues.

      KATHERINE W. SWOYER, 51, TRAVEL CONSULTANT. (DIRECTOR SINCE 1992 AND VICE-CHAIR OF THE BOARD OF DIRECTORS SINCE 1997). From 1994 to 1998, Ms. Swoyer was the owner and president of International Corporate Travel Services, Inc. ("Intercorp"), a travel agency. She is presently an independent travel consultant. She is the daughter of Roy F. Weston, the sister-in-law of A. Frederick Thompson, the mother of Thomas M. Swoyer, Jr. and the aunt of the wife of Wayne F. Hosking, Jr.

      THOMAS M. SWOYER, JR., 28, CLIENT SERVICE MANAGER, ROY F. WESTON, INC. (DIRECTOR SINCE 1996). Mr. Swoyer has been employed by our Company since 1987. From 1991 to 1997, he held the position of Junior Marketing Analyst in the Strategic Marketing and Proposal Management Departments of the Company. Since then he has been a Market Development Professional and currently serves as Client Service Manager, with responsibility for the Company's marketing initiative along the border between the United States and Mexico. Mr. Swoyer is the grandson of Roy F. Weston, the son of Katherine W. Swoyer and the late Thomas M. Swoyer, former President of the Company from 1984 to 1989, and the nephew of A. Frederick Thompson.

      A. FREDERICK THOMPSON, PH.D., P.E., 57, PROGRAM DIRECTOR, ENVIRONMENTAL TECHNOLOGY, NATIONAL SCIENCE FOUNDATION. (DIRECTOR SINCE 1975). Dr. Thompson assumed his current position with the National Science Foundation in 1997. Previously, he served as Chairman of the Board of the Company from October 1991 to March 1996, Vice Chairman from 1989 to 1991, and Executive Vice President from 1987 to 1990. Dr. Thompson is the son-in-law of Roy F. Weston, father-in-law of Wayne F. Hosking, Jr., brother-in-law of Katherine W.
Swoyer, and uncle of Thomas M. Swoyer, Jr.

      ROY F. WESTON, P.E., DEE, 87, RETIRED, ROY F. WESTON, INC. (DIRECTOR SINCE 1957). Mr. Weston is the founder and Chairman Emeritus of Roy F. Weston, Inc. He served as Chairman of the Board from March 1996 to July 1996. He was Chairman Emeritus from October 1991 to March 1996 and resumed his role in that capacity in July 1996. Mr. Weston served as Chairman of the Board and Chief Executive Officer of the Company for more than 35 years. He is the father of Katherine W. Swoyer, the father-in-law of A. Frederick Thompson, the grandfather of the wife of Wayne F. Hosking, Jr., and the grandfather of Thomas M. Swoyer, Jr.

      JAMES H. WOLFE, 66, CERTIFIED PUBLIC ACCOUNTANT. (DIRECTOR SINCE 1998). From 1968 through 1994, Mr. Wolfe was a partner in the accounting and consulting firm of Coopers & Lybrand L.L.P., where he was responsible for overseeing the firm's professional services to many of its largest clients and served as Regional Director of Accounting, Auditing and SEC Consulting. Since his retirement from Coopers & Lybrand L.L.P. on December 31, 1994, he has been providing accounting and financial consulting services to selected corporations and other organizations.

ORGANIZATION OF THE BOARD OF DIRECTORS

      The Board held 7 meetings during 1998. Each incumbent director attended at least 75% of the aggregate of all meetings of the full Board and of all committees of the Board on which he or she served, except Ambassador Armitage, who attended more than 70% of all meetings of the Board and Committees on which he served.

      The Board of Directors has an Executive Committee and an Audit Committee. The Board of Directors does not have standing nominating or compensation committees.

      The Executive Committee held 9 meetings during 1998. Its voting members are Katherine W. Swoyer (Chair), Richard L. Armitage, Thomas E. Carroll, Tom Harvey and Roy F. Weston. William L. Robertson is a non-voting member of the Executive Committee. Subject to certain limitations as prescribed by law, the Executive Committee has the powers and authority of the Board of
Directors in the intervals between Board of Directors' meetings.   The
Executive Committee also establishes the compensation of Executive Officers of the Company and recommends to the Board of Directors nominees for election as Directors of the Company.

      The Audit Committee held 5 meetings during 1998. Its members are Roy F. Weston (Chairman), Jesse Brown, Wayne F. Hosking, Jr., Thomas M. Swoyer, Jr.,
A. Frederick Thompson and James H. Wolfe. The Audit Committee recommends annually to the Board a firm of independent accountants for appointment as auditors of the Company; reviews and approves the fees paid to the independent accountants; and reviews with the independent accountants the scope and results of each annual audit and the recommendations made by the independent accountants, the Company's internal audit department, and the Company's financial officers. The Audit Committee also reviews related party transactions.

COMPENSATION OF DIRECTORS

      The non-executive Vice Chair of the Board receives an annual retainer of $30,000. Each other director who is not an officer of the Company receives an annual retainer of $12,000. All directors who are not officers of the Company also receive $1,500 plus travel expenses for each Board meeting they attend and for each Committee meeting they attend that is not held on the same day as a meeting of the Board. Fees payable to a director who is a non-officer employee of the Company are reduced by that director's employee salary for the days that director attends a meeting of the Board or a Board Committee. The Board has recommended approval of the Director Stock Compensation Plan described in Item 2 below, subject to approval by the Company's shareholders at the 1999 Annual Meeting of Shareholders.



      2. APPROVAL OF THE ROY F. WESTON, INC. DIRECTOR STOCK COMPENSATION PLAN

      At the Meeting, you will be asked to approve the Director Stock Compensation Plan. The Director Stock Compensation Plan was approved by the Board on March 15, 1999, although it will not be implemented until shareholder approval is obtained.

      The Company believes the Director Stock Compensation Plan is necessary to attract, retain and motivate directors. The Board strongly recommends approval of the Director Stock Compensation Plan in order to increase the ownership by directors of shares in the Company and thereby better align the interest of directors with the interest of the Company and its shareholders.

      The Director Stock Compensation Plan is attached as an Appendix to this proxy statement. The following description of the Director Stock Compensation Plan is intended merely as a summary of its principal features and is qualified in its entirety by reference to the provisions of the Director Stock Compensation Plan.

      STOCK AVAILABLE UNDER THE DIRECTOR STOCK COMPENSATION PLAN. The Company has reserved 200,000 Series A shares for stock grants under the Director Stock Compensation Plan. That number, however, is subject to adjustment for certain changes in the Company's structure or capitalization (such as stock splits, combinations, etc.) that affect the number or kind of Series A shares outstanding. No awards have been issued under the Director Stock Compensation Plan. The closing price of a Series A share on the NASDAQ National Market System on April 1, 1999 was $2.437.

      ADMINISTRATION. The Director Stock Compensation Plan is administered by a committee composed of at least two non-employee directors (as defined in Rule 16b-3(b)(3) under the Securities Exchange Act of 1934). If a committee has not been appointed, the entire Board will be the committee. The committee has no discretion regarding automatic stock grants that are made under the formula discussed below. The Board has the discretion to make stock grants other than automatic grants under circumstances it determines are appropriate.

      ELIGIBILITY. Any director of the Company who is not a corporate officer of the Company or a related corporation is eligible to receive a stock grant under the Director Stock Compensation Plan. There are currently ten directors eligible to receive stock grants under the Director Stock Compensation Plan.

      AUTOMATIC STOCK GRANTS. Ten days after each regular quarterly Board meeting, each eligible director who then holds fewer than 25,000 shares of the Company's stock (including both Series A shares and Common shares) will receive an automatic stock grant. In addition, each eligible director who holds 25,000 or more shares of the Company's stock on the tenth day after a regular quarterly Board meeting, and who has made a timely election to receive a stock grant, will then receive an automatic stock grant. A director's election to receive an automatic stock grant must be in writing and be received before the later of ten days after the most recent annual meeting of shareholders or ten days after he or she first becomes eligible to receive a stock grant under the Director Stock Compensation Plan.

      The number of Series A shares granted under an automatic grant will equal one quarter of the eligible director's annual cash retainer divided by the closing price of a Series A share on the date of grant. The number of shares granted will be rounded up to the next highest whole number. An automatic grant will replace one quarter of the annual cash retainer otherwise payable to the director. No more than four automatic stock grants may be made to an eligible director in one year.

      None of the Company's executive officers is eligible to participate in the plan. Had the Director Stock Compensation Plan been in effect for the Company's last completed fiscal year, the following grants would have been made to eligible directors during such fiscal year under the automatic stock grant formula (assuming all eligible directors elected to receive automatic grants):


                 ROY F. WESTON DIRECTOR STOCK COMPENSATION PLAN

     NAME AND POSITION         DOLLAR VALUE/$        NUMBER OF UNITS
                                                    (SERIES A SHARES)
-------------------------------------------------------------------------
Non-Employee Director Group        $96,000                29,136

Employee Director Group            $24,000                7,284

      OTHER STOCK GRANTS. The Board may determine times, in addition to the automatic stock grants, when eligible directors will receive other stock grants under the Director Stock Compensation Plan. The Board determines the terms and amounts of such other grants.

      CHANGE IN CAPITALIZATION. If there is a change in the Company's capitalization that affects its outstanding Series A shares, the number and kind of shares subject to stock grants will be adjusted as described in the Director Stock Compensation Plan.

      AMENDMENT/TERMINATION OF DIRECTOR STOCK COMPENSATION PLAN. The Board may amend, suspend or terminate the Director Stock Compensation Plan. Shareholder approval is required to amend the plan if such approval is required by law or the exchange on which the Series A shares are listed. If the Director Stock Compensation Plan is not terminated earlier, the Director Stock Compensation Plan will terminate at the earlier of ten years after shareholder approval of the Plan is obtained or when all the shares reserved under the Plan have been granted.

      THE BOARD OF DIRECTORS BELIEVES THAT THE ADOPTION OF THE DIRECTOR STOCK COMPENSATION PLAN IS IN THE BEST INTEREST OF THE COMPANY AND RECOMMENDS A VOTE FOR APPROVAL OF THE DIRECTOR STOCK COMPENSATION PLAN.



      3. APPROVAL OF AMENDMENT TO STOCK-BASED INCENTIVE COMPENSATION PLAN

      At the Meeting, you will be asked to approve an amendment to the Company's Stock-Based Incentive Compensation Plan that provides that an additional 600,000 Series A shares are available for issuance under the Plan. The amendment was approved by the Board of Directors on April 1, 1999, but will not be implemented until shareholder approval is obtained. The amendment increases the aggregate number of Series A shares available for awards under the Stock-Based Incentive Compensation Plan to 1,675,000.

      The Board of Directors believes that the increase in the number of Series A shares available under the Stock-Based Incentive Compensation Plan is necessary for the Plan to continue to fulfill its purpose of aligning the interest of the Company's key employees with the interest of the Company's shareholders in increasing share value, and assisting the Company in attracting and motivating capable key employees. The amendment is necessary because there are currently only 1,551 Series A shares available for future awards under the Stock-Based Incentive Compensation Plan.

      The following description of the Stock-Based Incentive Compensation Plan, as amended, is intended merely as a summary of its principal features and is qualified in its entirety by reference to the provisions of the Stock-Based Incentive Compensation Plan.

GENERAL

      SERIES A SHARES AVAILABLE. The Stock-Based Incentive Compensation Plan, as amended, authorizes up to an aggregate of 1,675,000 Series A shares for the granting of awards. The closing price of a Series A share on the Nasdaq National Market System on April 1, 1999 was $2.437.

      ADMINISTRATION. The Stock-Based Incentive Compensation Plan is administered by a committee composed of two or more members of the Board of Directors. Presently, the entire Board of Directors serves as the Committee.

      TYPES OF AWARDS. Under the Stock-Based Incentive Compensation Plan, the Committee may award stock options, stock appreciation rights, restricted stock and deferred stock.

      ELIGIBILITY. The Committee selects key employees of the Company, its subsidiaries and affiliates to receive awards under the Stock-Based Incentive Compensation Plan and approves awards to these key employees based upon their contribution to the achievement of the Company's objectives and other relevant matters. There are approximately 150 key employees currently eligible to receive awards under the Stock-Based Incentive Compensation Plan.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

      TERMS OF OPTIONS AND STOCK APPRECIATION RIGHTS. The Committee may award incentive stock options (as described under Section 422 of the Internal Revenue
Code) and nonqualified stock options. Incentive stock options offer key employees certain tax advantages (discussed below) which are not available under nonqualified stock options. The Committee determines the terms of the option awards, including the number of Series A shares covered by the option, exercise price, vesting schedule and term. However, the option term may not exceed ten years, and the per share exercise price of incentive stock options may not be less than the fair market value of a Series A share on the date the incentive stock option is granted.

      When a key employee terminates employment, his or her option may expire before the end of the option term. For example, if the key employee's employment ends for a reason other than death, retirement or disability, the key employee's options expire on the date of termination of employment. Options remain exercisable for up to six months after termination of employment on account of death, and up to three months after termination of employment on account of retirement or disability.

      A key employee may pay the exercise price of an option in cash. Also, if permitted by the Committee, a key employee may pay the exercise price by surrendering Series A shares he or she holds.

      The Committee may also grant stock appreciation rights in tandem with stock options, or separately. A stock appreciation right entitles a key employee to receive a payment equal to the difference between the fair market value of a Series A share on the date of exercise and the exercise price of the option (in the case of a tandem stock appreciation right), or the fair market value of a Series A share on the date of grant (in the case of a freestanding stock appreciation right). The Committee will determine whether the payment is in cash, stock, deferred stock or restricted stock. For stock appreciation rights granted in tandem with stock options, the related stock option terminates if an employee exercises his or her stock appreciation right. Conversely, a stock appreciation right terminates if the related stock option is exercised.

      FEDERAL INCOME TAX CONSEQUENCES. The Company has been advised that the federal income tax consequences of granting and exercising stock options and stock appreciation rights under the Stock-Based Incentive Compensation Plan are as follows (based on March 1, 1999 federal tax laws and regulations). The grant of an option or a stock appreciation right does not result in federal income tax consequences for the employee or a deduction for the Company.

      When an option is exercised, the federal income tax consequences depend on whether the option is an incentive stock option or a nonqualified stock option. A key employee exercising a nonqualified stock option will recognize ordinary income equal to the difference between the fair market value of the shares exercised (on the date of exercise) and the option price.

      A key employee will not recognize taxable income as a result of acquiring shares by exercising an incentive stock option. The difference between the fair market value of the exercised shares on the date of exercise and the exercise price will, however, generally be treated as an item of adjustment for purposes of alternative minimum taxable income. If the key employee holds the shares he receives on exercise of an incentive stock option for a required period of time, the key employee will have a capital gain (or loss) when the shares are later disposed of. If the key employee does not hold the shares for the required period of time, the key employee will generally have ordinary income when the shares are disposed of.

      A key employee will recognize ordinary income upon exercising a stock appreciation right equal to the amount of the payment.

      When a key employee recognizes ordinary income on the exercise of a nonqualified stock option or stock appreciation right (or the sale of stock acquired on exercise of an incentive stock option), the Company is generally entitled to a deduction in the same amount. Certain requirements, such as reporting the income to the IRS, must be met for the deduction to be allowable. Also, for the CEO and for each of the two other highest compensated officers, the Company's deduction is limited to $1,000,000 for certain of the executive's compensation (including compensation on exercise of a nonqualified stock option) for a taxable year.

RESTRICTED STOCK

      The Committee may make restricted stock awards to key employees. A restricted stock award is an award of Series A shares that is subject to certain restrictions during a specified period, such as the key employee's continued employment or achieving certain performance goals. The Company holds the shares during the restriction period, and the key employee cannot transfer the shares before termination of that period. The key employee is, however, entitled to vote the shares and receive any dividends during the restriction period.

DEFERRED STOCK

      The Committee may also grant stock awards to key employees on a deferred basis, entitling key employees to receive, without payment, a specified number of Series A shares at the end of a specified deferral period. During the deferral period, key employees will be treated as if they actually own the shares for purposes of dividends. However, the Committee will determine whether the dividend will be paid in cash currently, or reinvested as deferred stock or otherwise.

MISCELLANEOUS

      TRANSFERABILITY. Awards under the Stock-Based Incentive Compensation Plan are not transferable, except by will or under the laws of descent and distribution.

      ACCELERATION OF VESTING, RESTRICTION AND DEFERRAL PERIODS. The Committee may, in its discretion, accelerate the date on which options or stock appreciation rights may be exercised, accelerate the vesting of a restricted stock award, and accelerate the end of the deferral period of a deferred stock award.

      CHANGE IN CAPITALIZATION; CHANGE IN CONTROL. If there is a change in the Company's capitalization that affects its outstanding Series A shares, the aggregate number of shares available under the Stock-Based Incentive Compensation Plan, and the number of shares subject to outstanding awards (together with the exercise price of any outstanding options), will be adjusted by the Board of Directors, as it deems appropriate. The Committee may determine the effect, if any, of a change in control of the Company upon outstanding awards under the Stock-Based Incentive Compensation Plan.

      AMENDMENT/TERMINATION OF STOCK-BASED INCENTIVE COMPENSATION PLAN. The Board of Directors may amend, suspend or terminate the Stock-Based Incentive Compensation Plan, but, without shareholder approval, cannot, among other things, increase the number of Series A shares available under the Plan (except in the case of recapitalization, stock split, or similar event), or change the class of employees who may receive awards under the Stock-Based Incentive Compensation Plan. The Stock-Based Incentive Compensation Plan will remain in effect until terminated by the Board of Directors, but any termination will not affect awards granted before termination.

      OPTIONS GRANTED SUBJECT TO SHAREHOLDER APPROVAL.

      The amendment to the Stock-Based Incentive Compensation Plan was approved by the Board of Directors in connection with a broad review of the Company's long-term incentive compensation arrangements with senior management. When the Board approved the amendment, it also granted stock options to its officers named in the Executive

Compensation table appearing elsewhere in this proxy statement, and to other members of the Company's senior management. These options vest over a five-year period, in annual 20% increments, and have an exercise price equal to the closing price of the Company's Series A shares on April 1, 1999, the date of grant. The Board granted these options to further align the interests of the Company's senior management with the interest of the Company's shareholders in increasing the value of the Company's stock. The grant of these options achieves this alignment because the senior managers who received the options will only benefit from them if the value of the Company's Series A shares increases. The grant of certain of these stock options was made subject to shareholder approval of the amendment to the Stock-Based Incentive Compensation Plan. Those options that were granted subject to shareholder approval of the amendment are set forth in the Table below:


                     STOCK-BASED INCENTIVE COMPENSATION PLAN

                         NAME AND POSITION                       NUMBER OF UNITS
                                                                (SERIES A SHARES)
        -------------------------------------------------------------------------
        William L. Robertson
        Chairman and Chief Executive Officer                          65,000
        Patrick G. McCann
        President and Chief Operating Officer                         35,000
        William G. Mecaughey
        Chief Financial Officer and Treasurer                         15,000
        Executive Group                                              115,000
        Non-Executive Officer Employee Group                         100,000


      THE BOARD OF DIRECTORS BELIEVES THAT THE AMENDMENT TO THE STOCK-BASED INCENTIVE COMPENSATION PLAN IS IN THE BEST INTEREST OF THE COMPANY AND RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT.


                                4. OTHER BUSINESS

      Management of the Company does not currently plan to bring any other business before the meeting, and has not been informed of any other matters that are to be presented at the meeting. If any such business is properly presented, however, the persons named in the enclosed proxy will, subject to the applicable rules of the SEC, vote in accordance with their best judgment.

                             PRINCIPAL SHAREHOLDERS

      The table below sets forth, as of March 10, 1999, certain information regarding the beneficial ownership of the Company's Common shares and Series A shares by each person known by the Company to beneficially own more than 5% of any class of the Company's capital stock, each of the Company's directors and director nominees, each of the executive officers of the Company named in the Summary Compensation Table appearing later in this Proxy Statement, and all directors and executive officers of the Company as a group. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all of the shares owned by each of them.

                                                                                                                  PERCENTAGE OF
                                         NUMBER OF       NUMBER OF     PERCENTAGE     PERCENTAGE     PERCENTAGE     AGGREGATE
                                       COMMON SHARES     SERIES A      OF CAPITAL      OF COMMON    OF SERIES A       VOTING
        NAME AND ADDRESS (1)              (2)(17)      SHARES(2)(3)       STOCK         SHARES         SHARES     POWER (3)(17)
---------------------------------------------------------------------------------------------------------------------------------
Trustee under the
Roy F. Weston, Inc.                             --      1,046,893           10.5            --          13.3            3.6
Retirement Savings Plan (4)
Heartland Advisors, Inc.                        --      1,006,900           10.1            --          12.8            3.5
The TCW Group, Inc. (6)                         --        739,500            7.4            --           9.4            2.6
Franklin Advisory Services, Inc. (7)            --        633,000            6.4            --           8.1            2.2
RFW Partnership Limited (8)                438,081             --            4.4          21.0            --           15.2
Trustees under 3/5/69
Deed of Trust (9)                          162,111             --            1.6           7.8            --            5.6
William L. Robertson                            --         11,600            *              --             *              *
Patrick G. McCann (10)                          --         19,740            *              --             *              *
William G. Mecaughey (10)                       --         14,116            *              --             *              *
Richard L. Armitage                             --             --            --             --            --             --
Jesse Brown                                     --             --            --             --            --             --
Thomas E. Carroll                               --          1,000            *              --             *              *
Tom Harvey                                      --          2,400            *              --             *              *
Wayne F. Hosking, Jr. (9)(11)              103,181          9,679            1.1           4.9             *            3.6
Katherine W. Swoyer (8)(9)(12)             429,976            872            4.3          20.6             *           15.0
Thomas M. Swoyer, Jr. (9)(13)               89,672          1,456            *             4.3             *            3.1
A. Frederick Thompson (8)(9)(14)           396,338          3,103            4.0          19.0             *           13.8
Roy F. Weston (8)(15)                      180,000         35,893            2.2           8.6             *            6.4
James H. Wolfe                                  --             --             --            --            --             --
All directors and
executive officers as
a group (16)                             1,799,359         99,859           19.1          86.1           1.3           62.9

* Less than 1%.

(1) Except as indicated below, the business address of the beneficial owners is c/o Roy F. Weston, Inc., 1400 Weston Way, West Chester, PA 19380-1499.

(2) A beneficial owner of securities is one who, directly or indirectly, has or shares with others: (a) the power to vote or direct the voting of such securities; or (b) investment power with respect to such securities, which includes the power to dispose or direct the disposition of such securities. A person is deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days of March 10, 1999, including, but not limited to, the right to acquire through the exercise of any option, warrant, or right or through the conversion of a security.

(3) Aggregate voting power is calculated by multiplying the total number of Common shares and Series A shares outstanding by one vote and one-tenth of one vote per share, respectively.

(4) Vanguard Fiduciary Trust Company, P.O. Box 2900, Valley Forge, PA 19482, is the trustee under the Roy F. Weston, Inc. Retirement Savings Plan ("Retirement Savings Plan"). Under the terms of the Retirement Savings Plan and the Trust Agreement between Vanguard and the Company, a Company committee, appointed by the Board of Directors, has the right to direct the trustee how to vote the shares held by the trustee. Currently, the committee consists of Wayne F. Hosking, Jr., Katherine W. Swoyer, Thomas
      M. Swoyer, Jr. and Roy R. Weston.

(5) Reflects ownership as reported on Schedule 13G, dated February 4, 1999, filed with the SEC by Heartland Advisers, Inc., 790 North Milwaukee Street, Milwaukee, WI 53202. This Schedule 13G states that Heartland Advisers, Inc. had sole dispositive power over 1,006,900 Series A shares, as investment adviser pursuant to the Investment Advisors Act of 1940.

(6) Reflects ownership as reported on Schedule 13G, dated February 12, 1999, filed with the SEC by The TCW Group, Inc., 865 South Figueroa Street, Los Angeles, CA 90017 and Robert Day, 200 Park Avenue, Suite 2200, New York, New York 10166. This Schedule 13G states that The TCW Group, Inc. and Robert Day (an individual who may be deemed to control the TCW Group) share voting and dispositive power over 739,500 Series A shares.

(7) Reflects ownership as reported on Schedule 13G, dated February 2, 1999, filed with the SEC by: Franklin Advisory Services, Inc., One Parker Plaza, Sixteenth Floor, Fort Lee, NJ 07024; Franklin Resources, Inc., 777 Mariners Island Blvd., 6th Floor, San Mateo, California 94404, as parent holding company; and Charles B. Johnson and Rupert H. Johnson, Jr., 777 Mariners Island Blvd., 6th Floor, San Mateo, California 94404, as principal shareholders of Franklin Resources, Inc. This Schedule 13G states that Franklin Advisory Services, Inc., as investment advisor, has sole voting and dispositive power over 633,000 Series A shares.

(8) RFW Partnership Limited is a limited partnership in which RFW Enterprises, Inc., Susan W. Thompson, and Katherine W. Swoyer are general partners. Mrs. Thompson and Mrs. Swoyer are the daughters of Roy F. Weston, and Mrs. Thompson is the wife of Dr. A. Frederick Thompson. Mr. Weston is the President of RFW Enterprises, Inc., which is owned in equal one-third shares by Mr. Weston, Mrs. Thompson and Mrs. Swoyer. Under the partnership agreement, the shares held by the partnership are voted by direction of a majority of the general partners.

(9) Mrs. Swoyer and Mrs. Thompson share voting power, as trustees under a Deed of Trust dated March 5, 1969, over 162,111 Common shares. Thomas M. Swoyer, Jr., a beneficiary of the trust, is entitled to distribution of 13,509 Common shares from the trust on each of his 30th and 35th birthdays. Jennifer T. Hosking, a beneficiary of the trust who is married to Wayne F. Hosking, Jr., is entitled to distribution of 13,509 Common shares from the trust on her 35th birthday. A minor daughter of Mrs. Swoyer is one of the trust beneficiaries and is entitled to distribution of 13,509 Common shares from the trust on each of her 25th, 30th and 35th birthdays. The trustees of the trust have agreed that the trustees will vote the trust shares as may be directed by the adult beneficiaries of the trust; and that if those instructions are conflicting, they will vote the trust shares pursuant to such instructions, allocating the votes on a pro rata basis based on the adult beneficiaries' respective beneficial ownership interests in the trust. None of the shares reported in the Table as beneficially owned by the trust is included in the shares listed as beneficially owned by Mr. or Mrs. Hosking, Mr. Swoyer, Jr., Mrs. Swoyer or Dr. Thompson.

(10) Includes the following number of Series A shares which may be obtained upon the exercise of options exercisable within 60 days of March 10, 1999:
      Mr. McCann, 12,240 shares and Mr. Mecaughey, 5,233 shares; and all directors and executive officers as a group, 17,473 shares. Mr. Mecaughey's shares also include 1,275 shares owned by his wife.

(11) Of the Common shares reported as beneficially owned by Mr. Hosking, 103,181 shares are owned by his wife and 1 share is owned by his wife as custodian for their minor child. Of the Series A shares reported as beneficially owned by Mr. Hosking, 155 shares are owned by his wife; 4,700 shares are owned by his wife as custodian for their minor child; and 1,944 shares are owned jointly by Mr. Hosking and his wife.

(12) Of the Common shares reported as beneficially owned by Ms. Swoyer, 76,163 shares are registered in Ms. Swoyer's name as custodian for her minor daughter.

(13) Of the Series A shares reported as beneficially owned by Mr. Swoyer, 658 shares are owned by his wife.

(14) Of the Common shares reported as beneficially owned by Dr. Thompson, 351,083 shares are owned by his wife.

(15) Of the Common shares reported as beneficially owned by Mr. Weston, 70,000 shares are owned by his wife.

(16) In determining the number of shares held by officers and directors as a group, shares beneficially owned by more than one officer or director have been counted only once.

(17) All Common shares included in the table are held subject to a Stock Pooling Agreement among the Company and certain holders of the Company's Common shares, including all Common shareholders listed in the Table. In any vote of the Company's shareholders, all Common shares held by the parties to the Stock Pooling Agreement will be voted in accordance with the expressed will of the owners of a majority of those Common shares. The parties to the Stock Pooling Agreement, most of whom are members of the family of Roy F. Weston, hold more than ninety-nine percent of the issued and outstanding Common shares, representing approximately seventy-two percent of the total voting power of all outstanding shares of the Company. The agreement was effective January 2, 1998, and is for a five year period unless terminated sooner in accordance with its provisions. The agreement places certain transfer restrictions on the Common shares held by the parties to the agreement and also provides, in certain circumstances, for the Company to exchange those Common shares for an equal number of Series A shares.

                              EXECUTIVE MANAGEMENT

EXECUTIVE OFFICERS

      Officers are elected annually and hold office until their successors are elected and qualified. The current executive officers of the Company are:

      WILLIAM L. ROBERTSON, J.D., M.P.A., 53, CHAIRMAN AND CHIEF EXECUTIVE OFFICER. (See biographical information under the heading "ELECTION OF DIRECTORS" above.)

      PATRICK G. MCCANN, 45, CHIEF OPERATING OFFICER. Mr. McCann joined the Company in October 1996 as Executive Vice President, Strategic Development. He became Chief Operating Officer on June 1, 1997 and President on May 18, 1998. From 1985 to 1996, Mr. McCann was with Chemical Waste Management, an environmental services company based in Oak Brook, IL. From 1995 to 1996, he was President of Advanced Environmental Technical Services, a Chemical Waste Management affiliate. From 1993 to 1995, Mr. McCann was President of the Technical Services Division of Chemical Waste Management. From 1991 to 1993, he was a Vice President of Chemical Waste Management.

      WILLIAM G. MECAUGHEY, CPA, 43, VICE PRESIDENT, CHIEF FINANCIAL OFFICER, AND TREASURER. Mr. Mecaughey joined the Company in 1991 as Vice President and Corporate Controller. He has served as Chief Financial Officer since May 1997 and became Treasurer in July 1997. Before joining the Company, he was a senior manager with Ernst & Young LLP, an international accounting firm.

SUMMARY COMPENSATION TABLE

      The following table shows, for the fiscal years ended December 31, 1998, 1997, and 1996, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and all other executive officers of the Company in 1998 whose cash compensation exceeded $100,000 in all capacities in which they served ("named executive officers").

                                                                                     LONG-TERM COMPENSATION
                                                                             ----------------------------------------
                                     ANNUAL COMPENSATION (1)                           AWARDS               PAYOUTS
                          -----------------------------------------------    ---------------------------    ---------
                                                                              RESTRICTED    SECURITIES
       NAME AND                                            OTHER ANNUAL         STOCK       UNDERLYING        LTIP     ALL OTHER
  PRINCIPAL POSITION      YEAR      SALARY     BONUS (2)   COMPENSATION         AWARDS       OPTIONS        PAYOUTS    COMP. (3)
----------------------------------------------------------------------------------------------------------------------------------
William L. Robertson     1998       $275,000     $82,500       N/A               $0                 0          $0         $3,564
Chairman and Chief       1997       $146,636     $12,580       N/A               $0           122,000          $0       $128,719
Executive Officer
Patrick G. McCann        1998       $200,000     $90,000       N/A               $0                 0          $0         $9,832
President and Chief      1997       $196,154     $40,940       N/A               $0            63,600          $0             $0
Operating Officer        1996       $ 37,019       6,250       N/A               $0            18,000          $0             $0
William G. Mecaughey     1998       $143,634     $28,350       N/A               $0                 0          $0         $9,832
Chief Financial          1997       $116,191     $14,291       N/A               $0            28,765          $0         $5,381
Officer and Treasurer    1996       $101,126     $10,518       N/A               $0             2,000          $0         $3,191

      (1) The Company has omitted in the Summary Compensation Table information concerning the value of perquisites and other personal benefits which, in the aggregate, do not exceed the lesser of $50,000 or 10% of the total salary and bonus reported for the named executive officers.

      (2) Includes amounts paid under the Company's Salary-at-Risk ("SAR") program.

      (3) Includes (a) for Mr. Robertson, in 1997, $54,870 in fees and expenses paid to him for his services as Acting President and Chief Executive Officer under his consulting agreement with the Company and $73,849 in relocation expenses; and (b) for Mr. Mecaughey, in 1996, 1997 and 1998 and for Mr. Robertson and Mr. McCann in 1998, amounts contributed by the Company under the Company's Retirement Savings Plan.

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

      William L. Robertson. The Company has entered into an Employment Agreement with Mr. Robertson, dated July 14, 1997, as amended on May 19, 1998. Under this Agreement, Mr. Robertson is paid a base salary of $275,000, subject to periodic review by the Board. He is also entitled to stock option grants described below in the Executive Committee Report on Executive Compensation under the heading "Chief Executive Officer Compensation", certain other benefits and participation in the Company's Salary At Risk incentive compensation program ("SAR") with a SAR guideline incentive of 50% of his base salary. (The SAR incentive program is explained below in the Executive Committee Report on Executive Compensation.) If Mr. Robertson's employment is terminated by the Company for any reason other than for cause, death or disability, or if Mr. Robertson resigns his employment for good reason (which includes a material change in his responsibilities, duties or authority) he will be entitled to the following severance payments:
(i) if the termination or resignation occurs before July 14, 1999, payment in the amount of his base monthly salary for twelve months; and (ii) if the termination or resignation occurs after July 14, 1999, payment in the amount of his base monthly salary for twenty four months. Upon such resignation or termination, Mr. Robertson will also be entitled to continuation of certain fringe benefits and to payment of amounts earned under the Company's SAR program or any applicable replacement incentive program. The employment agreement also provides for certain restrictions on competition by Mr. Robertson for a period of two years after termination of his employment. Under the employment agreement, Mr. Robertson's employment by the Company is at will.

      In December, 1997, the Company and Mr. Robertson entered into an Elective Deferred Compensation Agreement, under which Mr. Robertson may elect to defer all or part of his compensation for a given calendar year. An election to defer compensation must be made before January 1 of the year in which a deferral is to apply. Deferred funds are to be treated as though invested in one or more investment funds and are to be distributed to Mr. Robertson in one lump sum on the earlier of a date the Company selects (i) in January 2001 or (ii) in the calendar month following termination of Mr. Robertson's employment by the Company. Mr. Robertson elected to defer $100,000 of his 1998 salary, and has elected to defer $100,000 of his 1999 salary, pursuant to this agreement.

      Patrick G. McCann: The Company has entered into an Employment Agreement with Mr. McCann, dated March 11, 1998, as amended on May 19, 1998. Under this agreement, Mr. McCann is paid a base salary of $200,000, subject to periodic review by the Board. He is also entitled to certain fringe benefits and to participation in the Company's Salary At Risk incentive compensation program ("SAR") with a SAR guideline incentive of 50% of his base salary. Mr. McCann's Employment Agreement also provides that during 1998 and 1999, he will receive a special quarterly SAR incentive equal to 50% of his regular quarterly SAR payment, if corporate profitability goals for the quarter are achieved. The agreement also provides for payment of a one-time retention bonus of $100,000 to Mr. McCann if annual corporate profitability goals for both 1998 and 1999 are achieved, and if Mr. McCann remains as Chief Operating Officer of the Company through December 31, 1999. Under the agreement, if Mr. McCann's employment is terminated by the Company for any reason other than for cause, death or disability, or if Mr. McCann resigns his employment for good reason (which includes a material change in his responsibilities, duties or authority) he will be entitled to the following severance payments: (i) if the termination or resignation occurs before December 31, 1999, payment in the amount of his base monthly salary for twelve months; and (ii) if the termination or resignation occurs after December 31, 1999, payment in the amount of his base monthly salary for eighteen months. Upon such resignation or termination, Mr. McCann will also be entitled to continuation of certain fringe benefits and to payment of amounts earned under the Company's SAR program or any applicable replacement incentive program. The Employment Agreement also provides for certain restrictions on competition by Mr. McCann for a period of two years after termination of his employment. Under the employment agreement, Mr. McCann's employment by the Company is at will.

PENSION AND RETIREMENT PLANS

      The Company has a defined benefit Retirement Income Plan (the "Retirement Plan"), which was frozen effective June 30, 1997. The Plan covers all employees of the Company and of certain subsidiaries who, as of June 30, 1997, had attained 21 years of age, completed 1 year of service, and had completed 1,000 hours of service in that year. The Retirement Plan provides a monthly retirement income benefit. For each year before June 30, 1997 that an employee was a participant, he or she accrued a benefit equal to 1.15% of his compensation for such year up to 75% of the Social Security wage base, plus 1.5% of compensation in excess of 75% of the Social Security wage base. Compensation is defined as a participant's regular earnings from base salary, overtime and incentives. All contributions to the Retirement Plan are made by the Company, and vesting occurs upon a participant's completion of 5 years of service, the attainment of age 65, or upon disability. Benefits are paid following the participant's retirement after age 60 and, in some instances, upon the death of the participant.

      The annual Retirement Plan pension benefit payable on a straight life annuity basis at normal retirement date (age 65) to Mr. Mecaughey is $8,330. No other named executive officer is entitled to any benefits under this Plan.

INSURANCE AND SUPPLEMENTAL RETIREMENT BENEFITS

      The Company has purchased a last to die insurance policy on the lives of Roy F. Weston and his spouse, in the amount of $4 million. The cash premium paid by the Company for 1998 was $259,355. The cumulative cash surrender value of the policy, as of December 31, 1998, was $2,270,000. The Company is the beneficiary of the policy.

      Each of the named executive officers and certain other senior officers of the Company participate in the Company's Executive Supplemental Benefit Plan (the "Executive Plan"). Under the Executive Plan, upon the death of a participant, the Company will pay a death benefit to the participant's designated beneficiary. Upon the retirement of the participant, supplemental retirement benefits will be paid to the participant for a 15-year period. The amount of the death benefit is based on a determination previously made by the Company's former Compensation Committee. The supplemental retirement benefit is based on that determination and the participant's years of participation in the Executive Plan. The estimated annual supplemental retirement benefit under the Executive Plan, payable upon retirement at age 65, is $42,000 for Mr. Robertson, $42,000 for Mr. McCann and $34,500 for Mr. Mecaughey.

      Ms. Swoyer receives from the Company a pre-retirement death benefit, pursuant to the terms of the Executive Plan in which her late husband, Thomas
M. Swoyer, participated. Mr. Swoyer was the President of the Company at the time of his death in 1989. In 1998, the Company paid Ms. Swoyer $80,000 pursuant to the plan. The Company is obligated to pay Ms. Swoyer $73,846, in biweekly installments, during 1999, after which no further payments will be owed to her under the plan.

STOCK OPTION GRANTS, EXERCISES AND HOLDINGS

      The Company did not grant any stock options or stock appreciation rights to the named executive officers in 1998.

      The following table sets forth certain information regarding the number and value, as of December 31, 1998, of unexercised options to purchase Series A shares held by the named executive officers. None of the named executive officers exercised any stock options during 1998.

     AGGREGATED OPTION EXERCISES IN 1998 AND DECEMBER 31, 1998 OPTION VALUES

                                                        NUMBER OF SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                                                            UNEXERCISED OPTIONS AT                IN-THE-MONEY OPTIONS AT
                                                               DECEMBER 31, 1998                     DECEMBER 31, 1998
                                                       ----------------------------------    ----------------------------------
                              SHARES
                           ACQUIRED ON      VALUE
          NAME               EXERCISE      REALIZED      EXERCISABLE     UNEXERCISABLE         EXERCISABLE     UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------------------------
William L. Robertson            0            N/A                 0           122,000                  $0                $0
Patrick G. McCann               0            N/A             7,920            73,680                  $0                $0
William G. Mecaughey            0            N/A             3,793            30,172                  $0                $0

EXECUTIVE COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      Set out below is the report of the Executive Committee of the Board (the "Committee") on executive compensation. The report outlines the principal components of the Company's Executive Officer compensation programs in 1998 and describes the Committee's basis for the Chief Executive Officer's (CEO) compensation for 1998.

Executive Officer Compensation Policy

      The Company's compensation philosophy is to ensure that executive compensation is directly linked to continuous improvements in corporate performance and increases in shareholder value focusing on:

      - A competitive total compensation package designed to attract and retain key executives.

      - Compensation programs integrated with the Company's annual and long-term objectives.

      - Compensation opportunities directly linked with the performance of the Company.

      - Executive compensation aligned with the interests of the shareholders.

Compensation Program Components

      In 1998, the cash compensation of the executive officers was composed primarily of two elements: a base salary and a salary-at-risk (SAR) component. An executive officer's full salary is equal to his/her base salary plus the SAR component and is set within the competitive range offered at comparable companies of similar size and complexity. In determining appropriate compensation levels, the Committee obtained and utilized compensation surveys and comparative analyses of compensation data provided by the Company's human resources staff. The Company's SAR program, as applied to executive officers, is an incentive compensation program under which a portion of a participant's full salary is at risk, subject to corporate financial performance. The portion of an executive officer's salary that is at risk is termed the Guideline SAR and is expressed as a percentage of the executive officer's base salary.

      In 1998, the executive officers' Guideline SARs ranged from 35% to 50% of their base salary. An executive officer can receive between zero and twice his/her Guideline SAR, depending on performance in relation to established, objective corporate financial goals. During 1998, the most heavily weighted corporate financial goals related to corporate profits, or "contribution" earned during the year, and sales. Other goals related to corporate revenue and billing/cash collection efficiency. These goals, which included minimum, target and above-target levels, were approved by the Board of Directors. To the extent that the Company achieves its above-target corporate financial performance goals, an executive officer's compensation should be commensurate with that provided to similarly situated executive officers at comparable companies.

      The Company also believes that its executive officers should have a portion of their compensation linked to increases in the value of the Company's securities and, accordingly, has instituted a stock-based incentive compensation plan for its executive officers and certain other key employees. The determination of the option grants and other awards is made by the Company's Board. Pursuant to the plan, each of the Company's present executive officers has been granted options to purchase a prescribed number of the Company's Series A shares. All of these options are exercisable at the market price of the Series A shares on the date the option was granted. Certain of these options vest, in 20% increments, on the anniversary of the date of grant beginning one year after the date of grant. Other options contain incremental vesting provisions based principally on sustained increases in the market price of the Company's Series A shares.

Chief Executive Officer Compensation

      Effective July 14, 1997, Mr. Robertson was appointed President and Chief Executive Officer, and entered into an employment agreement with the Company that, as amended in 1998, is described above in this Proxy Statement under the heading "Agreements With Named Executive Officers". His compensation is paid pursuant to that agreement and was negotiated based on market factors, including comparison with Chief Executive Officer compensation at other relevant companies. In addition to cash compensation, and in order to align his interests with those of the shareholders, in 1997 Mr. Robertson was also granted two options to purchase the Company's Series A shares. One of these options is for 22,000 shares and vests in 20% annual increments, beginning one year after the date of grant. The other option is for 100,000 shares, and contains incremental vesting provisions that are principally dependent on sustained increases in the market price of the Series A shares. Each of the options has an exercise price equal to the market price of Series A shares on the date the options were granted.

      During 1998, Mr. Robertson's SAR payment totaled $82,500, which was 30% of the base salary paid to him during 1998. Mr. Robertson's 1998 SAR payment was based entirely on the Company's actual financial performance, as measured against the SAR corporate financial performance goals approved by the Board of Directors, including objective criteria measuring contribution, sales, revenue and billing/cash collection efficiency. These criteria were established to assess the success of strategies designed and implemented under Mr. Robertson's leadership in order to lead to long-term increases in shareholder value. During 1998, the Company continued to successfully implement its turnaround business strategy that was initiated in 1997 and was profitable in all four quarters for the first time since 1992. The Company, in 1998, met its above-target corporate contribution goal; met its target revenue goal; met its minimum sales goal; but did not meet its minimum billing/collection efficiency goals.

      Submitted By the Voting Members of the Executive Committee of the Board of Directors:

      Katherine W. Swoyer, Chair
      Richard L. Armitage
      Thomas E. Carroll
      Tom Harvey
      Roy F. Weston


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During 1998, no voting member of the Executive Committee (which serves as the compensation committee for purposes of the SEC proxy rules) was an officer or employee of the Company or any of its subsidiaries. Since May 1998, Mr. Robertson has served as a non-voting member of the Executive Committee, and does not participate in Committee discussions concerning his compensation. Described below are certain transactions between the Company and persons who served on the Executive Committee.

      Mr. Harvey is the Chairman of Global Environment & Technology Foundation ("GETF"), a not-for-profit corporation that promotes environmental technology development and commercialization, and sustainable development. In March 1998, the Company purchased, licensed and leased from GETF certain assets for use in the Company's Knowledge Systems and Solutions business. These assets (the "Assets") include exclusive licenses for certain environmental Web sites, ISO 14000 training materials, and related equipment and office space. The Company paid GETF $150,000 for these assets, and in future years may pay GETF additional amounts based on revenues actually collected by the Company and generated through the use of the Assets. The maximum additional amount that GETF can receive based on such revenue generation is $1,350,000. The consideration to GETF was determined by arm's length negotiation. During 1998, the Company also paid GETF $12,947 for rental of office space and for certain consulting services.

      Roy F. Weston previously served as Chairman of the Board, President and Chief Executive Officer of the Company. Effective July 19, 1997, Mr. Weston and the Company entered into a Continuing Services/Retirement Agreement. Under this agreement Mr. Weston retired from active employment by the Company, but agreed to remain as Chairman Emeritus of the Company and to assist the Board and the Company's officers and employees. The agreement provides that until his death he will receive an annual principal retirement benefit calculated in the same manner as his salary payment was calculated under a prior employment agreement with the Company and this benefit will continue to be paid to his wife, in the event that he predeceases her. The Continuing Services/Retirement Agreement also provides that Mr. Weston will continue to receive the fringe benefits he received under the prior employment agreement. The Continuing Services/Retirement Agreement also requires the Company's Board of Directors to use its best effort to nominate Mr. Weston and cause his election to the Board, subject to any legal requirements. If Mr. Weston is not elected to the Board, he will become an ex-officio member of the Board, subject to any legal requirements. Pursuant to the Employment Agreement and the Continuing Services/Retirement Agreement, $307,003 was paid to or for the benefit of Mr. Weston by the Company during 1998.

      Katherine W. Swoyer is President and sole shareholder of International Corporate Travel Services, Inc. ("Intercorp"), a travel services business that provided services to the Company from 1994 through June 30, 1998. Under a three year agreement, effective January 2, 1996, Intercorp provided these services in return for an annual management fee of $550,000, less all commissions, fees, and other payments received by Intercorp from any travel service vendor/provider in respect of Company-related travel up to a specified maximum amount determined by reference to anticipated annual travel volume. All such commissions, fees, and other payments were paid to the Company. Because of the reduction in the number of Company employees since 1996, and the accompanying decrease in the Company's travel, the Company and Intercorp agreed to an early termination of the Intercorp agreement on June 30, 1998, in return for payment by the Company of an early termination fee of $150,000, payable in three $50,000 installments on June 30 of 1998, 1999 and 2000. In 1998, the net payment by the Company to Intercorp for services rendered before termination of the Intercorp agreement, and after credit for vendor/provider commissions, fees and other payments, was $135,000. To assist in the operation of the Company's travel requirements, and to retain continuity in its travel services, the Company entered into a consulting services agreement (the "Consulting agreement") with Ms. Swoyer, under which she has agreed to provide the Company with travel management consulting services designed to assist in the transition to internal travel management and to better control the Company's travel costs. Under the Consulting agreement, which is for a term of three years, Ms. Swoyer receives an annual retainer of $125,000 and certain incentive fees, up to a maximum of $25,000 annually, based on reductions in the Company's travel management costs. During 1998, the Company paid Ms. Swoyer $75,000 under the Consulting agreement.

OTHER RELATIONSHIPS AND RELATED TRANSACTIONS

      Wayne F. Hosking, Jr. is employed by the Company as Government Relations Director. In 1998, Mr. Hosking was paid $98,819 in salary and incentive payments, not including his compensation for service as a director.

      Melissa Kalucki is the daughter of A. Frederick Thompson, the granddaughter of Roy F. Weston and the sister-in-law of Wayne F. Hosking,
Jr.   She is employed by the Company as a Financial Analyst.  During 1998,
she was paid $45,899 in salary and $19,214 for relocation expenses.

      Thomas C. Lewis, Mr. Robertson's brother-in-law, is employed by the Company as Vice President and Manager, Knowledge Systems and Solutions Group. During 1998, he was paid $164,940 in salary and incentive payments.

      Thomas M. Swoyer, Jr., is employed by the Company as Client Service Manager . During 1998 he was paid $56,984 in salary and incentive payments, not including his compensation for service as a director, and $9,555 for relocation and other expenses.

PERFORMANCE GRAPH

      The following performance graph compares the performance of the Company's Series A shares (NASDAQ symbol: WSTNA), for the Company's last 5 fiscal years, to the Russell 2000 Index and to a peer group of companies in the environmental services industry comprised of Dames & Moore Group, EA Engineering Science and Technology, Inc., Ecology & Environment, Inc., EMCON Associates, GZA Geoenvironmental Tech, Inc., Harding Lawson Associates Group, Inc., IT Group, Inc., Tetra Tech, Inc., TRC Companies, Inc. and Versar, Inc. The graph assumes that the value of an investment in the Company's Series A shares and each index was $100 at December 31, 1993 and that all dividends were reinvested. The stock price performance in the graph below is not indicative of future price performance.

                                  [LINE GRAPH]


COMPARATIVE FIVE-YEAR TOTAL RETURNS

                    NAME                        1993        1994         1995        1996        1997        1998
----------------------------------------------------------------------------------------------------------------------
Roy F. Weston, Inc.                            100.00       79.31       70.69        48.28       56.04       37.93
Russell 2000 Index                             100.00       98.02       125.89      146.59      179.13      174.23
Peer Group                                     100.00       82.19       81.24        83.84       93.63      120.65
Value Line Environmental Services Index(1)     100.00      112.90       151.05      196.23      262.26      339.38


(1) The Company has replaced the Value Line Environmental Services Index ("Value Line Index"), which appeared in the Performance Graph in the Company's 1998 Proxy Statement, with the peer group described above. The Company believes that the peer group more accurately reflects the market in which the Company competes than does the Value Line Index, which includes a number of companies that operate in markets in which the Company does not operate.

                             INDEPENDENT ACCOUNTANTS

      PricewaterhouseCoopers LLP ("PWC"), independent accountants, served as the independent auditors of the Company for the year ended December 31, 1998, and have been selected to serve as the independent auditors of the Company for the year ending December 31, 1999. A representative of PWC will be in attendance at the annual meeting and will have the opportunity to make a statement and to respond to appropriate questions from shareholders.

                              SHAREHOLDER PROPOSALS

      Proposals submitted by shareholders for inclusion in the Board of Directors' Proxy Statement and proxy for the 2000 Annual Meeting of Shareholders must be received by the Corporate Secretary of the Company no later than December 1, 1999, and must comply in all other respects with applicable rules and regulations of the Securities and Exchange Commission relating to such inclusion.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires directors and certain officers of the Company and persons or entities holding beneficial ownership of more than 10% of the Company's equity securities to file under the Act reports of beneficial ownership and reports of changes in beneficial ownership. Based solely on review of the reports and amendments thereto under Section 16(a) of the Act furnished to the Company during its most recent fiscal year, all Section 16(a) reports were filed on a timely basis.


                          ANNUAL REPORT TO SHAREHOLDERS

      A copy of the Company's Annual Report for 1998, containing financial statements for the year ended December 31, 1998, is being furnished with this Proxy Statement to each shareholder of record at the close of business on March 10, 1999.

      A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING CERTAIN EXHIBITS THERETO, MAY BE OBTAINED, WITHOUT CHARGE, UPON WRITTEN REQUEST DELIVERED TO WILLIAM G. MECAUGHEY, CHIEF FINANCIAL OFFICER AND TREASURER, ROY F. WESTON, INC., 1400 WESTON WAY, WEST CHESTER, PENNSYLVANIA 19380-1499. COPIES OF EXHIBITS MAY BE OBTAINED FROM THE SAME ADDRESS UPON WRITTEN REQUEST AND PAYMENT OF A REASONABLE FEE.


                              By Order of the Board of Directors,


                              Arnold P. Borish
                              Corporate Secretary

April 7, 1999

                                    APPENDIX



                               ROY F. WESTON, INC.

                        DIRECTOR STOCK COMPENSATION PLAN



SECTION 1 -- PURPOSE AND DEFINITIONS

      (a) This ROY F. WESTON, INC. DIRECTOR STOCK COMPENSATION PLAN is intended to provide a means whereby ROY F. WESTON, INC. may, through the grant of Company stock to Eligible Directors, attract and retain those Directors, motivate those Directors to exercise their best efforts on behalf of the Company and any Related Corporation, increase the proprietary interest of those Directors in the success of the Company and thereby further align the interests of those Directors with the interests of the Company's shareholders.

      (b) Definitions.

            (1) BOARD. The term "Board" shall mean the Board of Directors of the Company.

            (2) SERIES A STOCK. The term "Series A Stock" shall mean the publicly traded Series A common stock of the Company (NASDAQ:
                  WSTNA), par value $ 0.10 per share.

            (3) COMMON STOCK. The term "Common Stock" shall mean the non-publicly traded Common stock of the Company, par value $0.10 per share.

            (4) CODE. The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

            (5) COMMITTEE. The term "Committee" shall mean a committee which consists solely of not fewer than two (2) non-employee directors (within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended, or any successor thereto) designated by the Board to administer the Plan under
                  Section 2. In the event such a committee has not been appointed, "Committee" shall mean the Board.

            (6)   COMPANY. The term "Company" shall mean Roy F. Weston, Inc.

            (7) ELIGIBLE DIRECTOR. The term "Eligible Director" shall mean a Director of the Company who is not a Corporate Officer of the Company or of any Related Corporation.

            (8) FAIR MARKET VALUE. The term "Fair Market Value" shall mean the closing sale price of a share of the Series A Stock reported in the NASDAQ National Market System (or on the principal national securities exchange on which the Series A Stock is listed if it is then so listed) on the Payment Date (as defined below) or, if the Series A Stock was not traded on the Payment Date, then on the latest preceding day on which the Series A Stock was traded.

            (9) PAYMENT DATE. The term "Payment Date" shall mean the date which is ten (10) days after each regular quarterly meeting of the Company's Board of Directors.

            (10) PLAN. The term "Plan" shall mean the Roy F. Weston, Inc. Director Stock Compensation Plan, as set forth herein and as amended from time to time.

            (11) RELATED CORPORATION. The term "Related Corporation" shall mean a corporate subsidiary of the Company, as defined in section 424(f) of the Code.

            (12) STOCK AWARDS. The term "Stock Awards" shall mean the grant of Series A Stock.

      SECTION 2 -- ADMINISTRATION

      The Plan shall be administered by the Committee. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a Director of the Company. The Committee shall have full authority, subject to the terms of the Plan, to interpret the Plan, but shall have no discretion (unless the Committee is the Board and the Board is acting under Section 4(b) below) with respect to the selection of Eligible Directors to be granted Stock Awards under the Plan, the number of shares of Series A Stock subject to the Plan, the method or methods for determining the amount of Series A Stock to be granted to each Eligible Director, or the timing of grants hereunder. The Committee may correct any defect, supply any omission and reconcile any inconsistency in this Plan and in any Stock Award granted hereunder in the manner and to the extent it shall deem desirable. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its shareholders and all Directors, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

      No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Award granted under it.

      SECTION 3 -- STOCK

      The maximum number of shares of Series A Stock that may be issued under the Plan shall be 200,000, subject to adjustment as hereinafter provided. Shares issuable under the Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose on the open market or otherwise, from time to time, if it deems such purchase to be advisable. All shares issued under the Plan will be validly issued, fully paid, and non-assessable shares of Series A Stock.

      SECTION 4 -- STOCK AWARDS - GRANTS AND TERMS

            (a) Automatic Grants.

                  (1) An Eligible Director who holds fewer than 25,000 shares of stock of the Company (including both Series A Stock and Common Stock) on any Payment Date shall automatically be granted a Stock Award on that Payment Date. An Eligible Director who holds 25,000 or more shares of stock of the Company on any Payment Date shall automatically be granted a Stock Award on that Payment Date only if, before the later of (a) ten (10) days after the most recent Annual Meeting of the Company's shareholders occurring before that Payment Date or (b) ten (10) days after that Eligible Director first became an Eligible Director, such Eligible Director has delivered a written election to the Secretary of the Corporation specifically asking to receive automatic Stock Award grants. Any such election shall be irrevocable until the next Annual Meeting of the Company's shareholders, unless otherwise permitted by the Committee.

                  (2) The number of shares of Series A Stock subject to an automatic Stock Award hereunder shall equal the quotient, rounded to the next higher non-fractional integer, of (1) one quarter of the amount of the annual cash retainer otherwise payable to the Eligible Director for service on the Board (as determined prior to the annual election of directors), divided by (2) the Fair Market Value.

                  (3) Any automatic Stock Award under this Section 4(a) shall be in place of the quarterly payment of the annual cash retainer payable to an Eligible Director who has received the Stock Award. Notwithstanding any other provision of this plan, an Eligible Director shall not receive more than four (4) automatic Stock Award grants during any calendar year under this Section 4(a).

            (b) OTHER GRANTS. The Board may, in its sole discretion, determine circumstances other than those in Sections 4(a) above, in which Eligible Directors shall receive a Stock Award in such amounts and under such terms as the Board shall decide, including but not limited to payment in return for consulting or other services provided to the Board or the Company, outside of the Eligible Director's service as a Director.

            (c) ISSUANCE OF SHARES. Any Series A Stock which is the subject of a Stock Award under Section 4(a) shall be issued to the Eligible Director within 30 days after the Payment Date on which the Award was granted, or at such other time as the Committee may specify and approve. The Company will cooperate with each Eligible Director in making arrangements to either hold in safe keeping the certificates for Series A Shares issued to an Eligible Director, or to deliver such certificates to the Eligible Director, all in accordance with instructions furnished by the Eligible Director to the Secretary of the Company. All shares issued under this Plan shall, when issued, be duly and validly issued, fully paid and non-assessable.

      SECTION 5 -- CAPITAL ADJUSTMENTS

      The number and kind of shares which may be issued under the Plan, as stated in Section 3 above, shall, subject to the provisions of section 424(a) of the Code, be adjusted proportionately, to reflect any stock dividend, stock split, share combination, merger, consolidation, or similar change in the capitalization of the Company.

      SECTION 6 -- AMENDMENT, TERMINATION OR DISCONTINUANCE OF THE PLAN

      The Board, from time to time, may terminate, suspend or discontinue the Plan or amend it in any respect whatsoever, except that an amendment shall require shareholder approval if so required by law or under the rules of the exchange or market on which Series A Stock is listed. If not sooner terminated, the Plan shall terminate without any action by the Board on the earlier of (a) ten (10) years after the date on which the Plan first becomes effective or (b) when there are no longer sufficient shares in the Plan to fund any further Stock Award.

      SECTION 7 -- SHAREHOLDER APPROVAL

      This Plan shall be presented to the shareholders of the Company at the Annual Meeting of Shareholders scheduled to be held on May 10, 1999, and shall become effective immediately upon approval of the Plan by the shareholders of the Company. If such shareholder approval is not obtained, the Plan shall be null and void.

      SECTION 8 -- MISCELLANEOUS

            (a) GOVERNING LAW. The operation of, and the rights of Eligible Directors under, the Plan and any Stock Awards granted thereunder shall be governed by applicable federal law and otherwise by the laws of the Commonwealth of Pennsylvania.

            (b) RIGHTS. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted a Stock Award, or any other right hereunder, except as may be set forth in the Plan or as otherwise directed by the Board or the Committee pursuant to the Plan.

            (c) INDEMNIFICATION OF BOARD. Without limiting any other rights of indemnification which they may have from the Company or any Related Corporation, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Stock Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board member or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board member or Committee member undertakes to handle it on his or her own behalf.

            (d) LISTING AND REGISTRATION OF SHARES. Each Stock Award shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Stock Award, or that action by the Company or Eligible Director should be taken in order to obtain an exemption from any such requirement, no shares shall be delivered pursuant to a Stock Award unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. As a condition precedent to any issuance of Series A Shares and delivery of certificates or proof of electronic transmission evidencing such shares pursuant to the Plan, the Committee may require an Eligible Director to take any such action and to make any such representation as the Committee, in its discretion, deems necessary or advisable to insure compliance with all legal and regulatory requirements. Without limiting the generality of the foregoing, each Eligible Director or his or her legal representative or beneficiary may be required to give satisfactory assurance that shares received pursuant to a Stock Award are being purchased for investment and not with a view to distribution, and certificates representing such shares may be legended accordingly. Neither the Plan nor the Company shall be obligated to issue any Shares pursuant to the Plan at any time unless and until all applicable requirements imposed by any federal and state securities and other laws, rules and regulations, by any regulatory agencies, or by the Nasdaq Stock Market or any other stock exchange upon which the Series A Stock may be listed, have been fully met. Eligible directors are responsible for complying with all applicable federal and state securities laws, rules and regulations in connection with any offer, sale or other transfer by them of any Series A Shares issued pursuant to the Plan or any interest therein.

            (e) TAXES. Each Eligible Director shall be responsible to make provision for payment of any federal, state or local income taxes payable with respect to Series A Stock issued under the Plan.

                 APPENDIX TO PROXY STATEMENT DATED APRIL 7, 1999


                               ROY F. WESTON, INC.
                     STOCK-BASED INCENTIVE COMPENSATION PLAN



                   [AMENDED AND RESTATED AS OF APRIL 1, 1999,
         TO BE EFFECTIVE AS OF MAY 10, 1999, UPON SHAREHOLDER APPROVAL]


       DEFINITIONS



1.01 "AFFILIATE" means any entity other than a Subsidiary in which Parent has a substantial direct or indirect equity interest, as determined by the Board.

1.02 "AWARD" means an award of Deferred Stock, Restricted Stock, Options or SARs under the Plan.

1.03  "AWARD DATE" means the date on which an Award is made.

1.04  "BOARD" means the Board of Directors of Parent.

1.05 "CODE" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include any successor to such section.

1.06 "COMMITTEE" means the Committee designated by the Board to administer the Plan under Section 4.

1.07 "COMPANY" means Parent and its Subsidiaries, collectively, including any successor to any thereof.

1.08 "DEFERRED STOCK" means an Award made under Section 6 to receive Stock at the end of a specified Deferral Period.

1.09 "DEFERRAL PERIOD" means the period during which the receipt of a Deferred Stock Award under Section 6 will be deferred.

1.10 "DISINTERESTED PERSON" MEANS a person defined in Rule l6b-3(c)(2)(i) promulgated by the SEC under the 1934 Act, or any successor definition adopted by the SEC.

1.11 "EMPLOYEE" means an officer or key employee of the Company or an Affiliate including a director who is such an employee.

1.12 "FAIR MARKET VALUE" means, on any given date, the closing sale price of the Stock reported in the NASDAQ National Market System (or on the principal national securities exchange on which the Stock is listed if it is then so listed) on such date or, if the Stock was not traded on such date, on the next preceding day on which the Stock was traded.

1.13  "HOLDER" means an Employee to whom an Award is made.

1.14 "INCENTIVE STOCK OPTION" OR "ISO" means a stock option intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as such.

1.15  "1934 ACT" means the Securities Exchange Act of 1934, as amended.

1.16 "NON-QUALIFIED OPTION" OR "NQO" means a stock option not intended to be an Incentive Stock Option, and designated as a Non-Qualified Option.

1.17  "OPTION" means any stock option granted by the Committee under Section 8.

1.18  "PARENT" means Roy F. Weston, Inc. and any successor thereto.

1.19 "PLAN" means the Stock-Based Incentive Compensation Plan herein set forth, as amended from time to time.

1.20  "RESTRICTED STOCK" means Stock awarded by the Committee under Section 7.

1.21 "RESTRICTION PERIOD" means the period during which Restricted Stock awarded under Section 7 is subject to forfeiture.

1.22 "RETIREMENT" means - retirement from the active employment of the Company or an Affiliate pursuant to the relevant provisions of the applicable retirement plan of the employing entity or as otherwise determined by the Board.

1.23  "SEC" means the U.S. Securities and Exchange Commission.

1.24 "STOCK" means the Series A Common Stock of Parent or such other class or kind of shares of capital stock or other securities as may result from the application of Section 10.

1.25 "STOCK APPRECIATION RIGHT" or "SAR" means a stock appreciation right awarded by the Committee under Section 9.

1.26 "SUBSIDIARY" means any corporation (other than Parent) in an unbroken chain of corporations beginning with Parent if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.27 "TEN PERCENT SHAREHOLDER" means a person who on any given date owns, either directly or within the meaning of the attribution rules contained in Section 424(d) of the Code, stock possessing more than ten percent of the total combined voting power of all classes of stock of Parent, a Subsidiary or Affiliate.


2.    AWARDS


      2.01  Awards that may be granted under the Plan are:

      (a) Deferred Stock Awards, giving the Holder the right to receive, without payment, a specified number of shares of Stock at the end of a specified Deferral Period or Periods.

      (b) Restricted Stock Awards, giving the Holder the right to receive, without payment, a specified number of shares of Stock subject to forfeiture upon the occurrence of specified events.

      (c) Incentive Stock Options, giving the Holder the right for a specified time period to purchase a specified number of shares of Stock for a price per share not less than Fair Market Value on the Award Date.

      (d) Non-Qualified Options, giving the Holder the right for a specified time period to purchase a specified number of shares of Stock for a price per share that may be less than Fair Market Value on the Award Date.

      (e) Stock Appreciation Rights, giving the Holder the right to receive, upon exercise of the SAR, the increase in the Fair Market Value of a specified number of shares of Stock from the Award Date to the date of exercise.

      2.02 Each Award shall be evidenced by an appropriate agreement with the Holder which shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

      3.    ELIGIBILITY

            Any Employee is eligible to receive an Award, provided that an Incentive Stock Option shall not be granted to a Ten Percent Shareholder except on such terms concerning the option price and period of exercise as are provided in Paragraphs 8.01, 8.02 and 8.03.

      4.    ADMINISTRATION OF PLAN

            4.01 The Plan shall be administered and interpreted by the Committee, which shall have full authority to act in selecting Employees to whom Awards will be granted, in determining the type and amount of Awards to be granted to each such Employee, the terms and conditions of Awards and the terms of agreements which will be entered into with Holders in connection with Awards. The Committee shall have at least two members, each of whom shall be a Disinterested Person.

            4.02 The Committee's powers shall include, but not be limited to, the power to (a) determine whether, to what extent and under what circumstances (i) an option may be exchanged for cash, Restricted Stock, Deferred Stock or some combination thereof;
                  (ii) an Award is made and operates on a tandem basis with other Awards made hereunder; (iii) Stock or cash payable with respect to an Award shall be deferred either automatically or at the election of the Holder (including the power to add deemed earnings to any such deferral); (b) condition an Award upon the attainment of specified performance goals; and (c) determine the effect, if any, of a change in control of Parent upon outstanding Awards.

            4.03 The Committee shall have the power to adopt regulations for carrying out the Plan and to make such changes in such regulations as it shall from time to time deem advisable. The Committee shall have the power unilaterally and without approval of a Holder to amend an existing Award in order to carry out the purposes of the Plan so long as such amendment does not deprive the Holder of any benefit granted by the Award and so long as the amended Award comports with the terms of the Plan. Amendments adverse to the interests of the Holder must be approved by the Holder. Any interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all action taken by the Committee, shall be final and binding on Plan participants.

      5.    SHARES OF STOCK SUBJECT TO THE PLAN

            5.01 Subject to adjustment as provided in Section 10, the total number of shares of Stock available for Awards under the Plan shall be 1,675,000 shares.

            5.02 Any shares issued by Parent in a business combination transaction through the assumption or substitution of outstanding awards made by an acquired company shall not reduce the shares available for Awards under the Plan. If any shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such shares or the payment of other consideration in lieu of such shares, the shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for Awards under the Plan.

      6.    DEFERRED STOCK

            An Award of Deferred Stock shall be subject to the following terms and conditions:

            6.01 Upon determination of the number of shares of Deferred Stock to be awarded to a Holder, the Committee shall direct that the same be credited to the Holder's account on the books of Parent but that issuance and delivery of the same shall be deferred until the date or dates provided in Section 6.03 hereof. Prior to such issuance and delivery, the Holder shall have no rights as a shareholder with respect to any shares of Deferred Stock credited to the Holder's account.

            6.02 Amounts equal to any dividends declared and paid during the Deferral Period with respect to the number of shares covered by a Deferred Stock Award will be paid to the Holder currently, or deferred and deemed to be reinvested in additional Deferred Stock, or otherwise reinvested on such terms, as determined at the time of the Award by the Committee, in its sole discretion.

            6.03 The Deferred Stock agreement shall specify the duration of the Deferral Period taking into account termination of employment on account of death, disability, Retirement or other cause. The Deferral Period may consist of one or more installments. At the end of the Deferral Period or any installment thereof, certificates representing the Shares of Deferred Stock applicable to such Period or installment credited to the account of a Holder shall be issued and delivered to the Holder (or, where appropriate, the Holder's legal representative) in accordance with the terms of the Deferred Stock agreement. The Committee may, in its sole discretion, accelerate the delivery of all or any part of a Deferred Stock Award or waive the deferral limitations for all or any part of a Deferred Stock Award.

      7.    RESTRICTED STOCK

            An Award of Restricted Stock shall be subject to the following terms and conditions:

            7.01 Upon determination of the number of shares of Restricted Stock to be granted to a Holder, the Committee shall direct that a certificate or certificates representing such number of shares be issued to the Holder and registered in the Holder's name. The certificate(s) representing such shares shall be legended as to sale, transfer, assignment, pledge or other encumbrance during the Restriction Period and deposited by the Holder, together with a stock power with respect to the transfer thereof endorsed in blank, with Parent, to be held in escrow during the Restriction Period.

            7.02 During the Restriction Period the Holder shall have the right to receive dividends from and to vote the shares of Restricted Stock.

            7.03 The Restricted Stock agreement shall specify the duration of the Restriction Period and the performance, employment or other conditions (including termination of employment on account of death, disability, Retirement or other cause) under which the Restricted Stock may be forfeited to Parent. At the end of the Restriction Period, the restrictions imposed hereunder shall lapse with respect to the number of shares of Restricted Stock as determined by the Committee, and the legend shall be removed and the certificates for such number of shares delivered to the Holder (or, where appropriate, the Holder's legal representative). The Committee may, in its sole discretion, modify or accelerate the vesting of shares of Restricted Stock.

      8.    OPTIONS

            An Award of Options shall be subject to the following terms and conditions:

            8.01 OPTION PRICE: The price per share at which Stock may be purchased upon exercise of an Option shall be determined by the Committee, but in the case of grants of ISOs, shall be not less than the Fair Market Value on the Award Date. In the case of any ISO granted to a Ten Percent Shareholder, the Option price per share shall not be less than 110% of the Fair Market Value on the Award Date. The Option price per share for NQOs may be less than the Fair Market Value on the Award Date.

            8.02 TERM OF OPTIONS: The Option agreement shall specify when an Option may be exercisable and the terms and conditions applicable thereto and whether the Option is an ISO or an NQO. The term of an Option shall in no event be longer than ten years (five years in the case of an ISO granted to a Ten Percent Shareholder) and no Option may be exercisable earlier than six months from the Award Date.

            8.03 INCENTIVE STOCK OPTIONS: Each provision of the Plan and each Option agreement relating to an ISO shall be construed so that each ISO shall be an Incentive Stock Option as defined in
                  Section 422 of the Code, and any provisions of the Option agreement thereof that cannot be so construed shall be disregarded. In no event may an ISO be granted after March 14, 2001. ISOs may not be granted to Employees of Affiliates.

            8.04 RESTRICTION ON TRANSFERABILITY: No Option shall be transferable otherwise than by will or the laws of descent and distribution and, during the lifetime of the Holder, shall be exercisable only by the Holder. Upon the death of a Holder, the person to whom the rights have passed by will or by the laws of descent and distribution may exercise an Option only in accordance with this Section 8.

            8.05 PAYMENT OF OPTION PRICE: The Option price of the shares of Stock payable upon the exercise of an Option shall be paid in full in cash at the time of the exercise or, with the consent of the Committee, in whole or in part in shares of Stock valued at Fair Market Value on the date of exercise. With the consent of the Committee, payment upon the exercise of a NQO may be made in whole or in part (as determined by the Committee) by Restricted Stock based on Fair Market Value on the date of exercise. In such case, the shares of Stock to which the Option relates shall be subject to the same forfeiture restrictions originally imposed on the shares of Restricted Stock exchanged therefor.

            8.06 TERMINATION BY DEATH: If a Holder's employment by the Company or Affiliate terminates by reason of death, any Option held by such Holder may thereafter be exercised, to the extent exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the Holder until the earlier to occur of the expiration of (i) the period of six months from the date of death or (ii) the stated term of such Option.

            8.07 TERMINATION BY REASON OF RETIREMENT OR DISABILITY: If a Holder's employment by the Company or Affiliate terminates by reason of disability (as determined by the Committee) or Retirement, any Option held by such Holder may thereafter be exercised by the Holder (or, where appropriate, the Holder's legal representative), to the extent exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant, until the earlier to occur of the expiration of (i) the period of three months from the date of termination or (ii) the stated term of such option.

            8.08 OTHER TERMINATION: If a Holder's employment by the Company or Affiliate terminates for any reason other than death, disability or Retirement, the Option shall terminate on the date of such termination of employment.

      9.    STOCK APPRECIATION RIGHTS

            An Award of SARs shall be subject to the following terms and conditions:

            9.01 An SAR may be granted in tandem with all or a portion of a related Option ("Tandem SAR"), or may be granted separately ("Freestanding SAR"). A Tandem SAR may be granted either at the Award Date of the Option or at any time thereafter during the term of the Option and shall be exercisable only to the extent that the related Option is exercisable. In no event shall any SAR be exercisable within the first six months of its grant.

            9.02 The base price of a Tandem SAR shall be the option price under the related Option. The base price per share of a Freestanding SAR shall be not less than 100% of Fair Market Value, as determined by the Committee, on the Award Date of the Freestanding SAR.

            9.03 An SAR shall entitle the Holder to receive a payment equal to the excess of the aggregate Fair Market Value of the shares of Stock covered by the SAR on the date of exercise over the base price of the SAR. Such payment may be in cash or in shares of Stock, Deferred Stock, or Restricted Stock, or in any combination thereof, as the Committee shall determine. Upon exercise of a Tandem SAR as to some or all of the shares of Stock covered, the related Option shall be canceled automatically to the extent of the number of shares of Stock covered by such exercise, and such shares shall no longer be available for purchase under the Option pursuant to Section 8. Conversely, if the related Option is exercised as to some or all of the shares of Stock covered thereby, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares of Stock covered by the Option exercise.

            9.04 SARs shall be subject to the same terms and conditions applicable to Options as stated in Paragraphs 8.02, 8.04, 8.06, 8.07, and 8.08. SARs shall also be subject to such other terms and conditions not inconsistent with the Plan as shall be determined by the Committee.

      10.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

            In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend. issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of Parent affecting Stock, or any distribution to shareholders other than a cash dividend, the Board shall make appropriate adjustment in the number and kind of shares authorized by the Plan and such adjustments to outstanding Awards as it determines appropriate. No fractional shares of Stock shall be issued pursuant to such an adjustment, but an amount equivalent to the portion of Fair Market Value attributable to any such fractional shares shall, where appropriate, be paid in cash to the Holder.

      11.   TERMINATION AND AMENDMENT

            The Plan shall remain in full force and effect until terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time, provided that no such amendment shall be made without shareholder approval which shall:

            (a) Increase (except as provided in Section 10) the total number of shares available for issuance pursuant to the Plan;

            (b)   Change the class of Employees eligible to be Holders;

            (c)   Change the provisions of this Section 11; or

            (d) Effect other change for which shareholder approval would be required under Rule 16b-3 under the 1934 Act or any successor provision promulgated by the SEC.

            Termination of the Plan pursuant to this Section 11 shall not affect Awards outstanding under the Plan at the time of termination.

      12.   NON-ASSIGNABILITY

            Awards may not be pledged, assigned or transferred for any reason during the Holder's lifetime, and any attempt to do so shall be void and the relevant Award shall be forfeited.

      13.   GENERAL PROVISIONS

            13.01 Nothing contained in the Plan, or an Award granted pursuant to the Plan, shall confer upon an Employee any right with respect to continuance of employment by the Company or Affiliate, nor interfere in any way with the right of the Company or Affiliate to terminate such employment at any time.

            13.02 For purposes of this Plan, transfer of employment between any of Parent, Subsidiaries and Affiliates shall not be deemed termination of employment.

            13.03 Holders shall be responsible to make appropriate provision for all taxes required to be withheld in connection with any Award, the exercise thereof and the transfer of shares of Stock pursuant to this Plan. Such responsibility shall extend to all applicable federal, state, local or foreign withholding taxes. In the case of payment of Awards in the form of Stock, or exercise of Options or SARs, Parent shall, at the election of the Holder, have the right to retain the number of shares of Stock whose aggregate Fair Market Value equals the amount to be withheld in satisfaction of the applicable withholding taxes. Agreements evidencing such Awards shall contain appropriate provisions to effect withholding in this manner.

            13.04 Without amending the Plan, Awards may be granted to Employees who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan.

            13.05 To the extent that federal laws (such as the 1934 Act, the
                  Code or the Employee Retirement Income Security Act of 1974) do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the Commonwealth of Pennsylvania and construed accordingly.

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                              ROY F. WESTON, INC.
                             SERIES A COMMON STOCK

                                  MAY 10, 1999


                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

A [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
               WHICH RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

                                     FOR          WITHHELD
1.   ELECTION OF DIRECTORS           [ ]            [ ]

     FOR, EXCEPT VOTES WITHHELD FROM THE FOLLOWING NOMINEE(S):

     NOMINEES:      R.L. Armitage
                    J.L. Brown
                    T.E. Carroll
                    T. Harvey
                    W.F. Hosking, Jr.
                    W.L. Robertson
                    K.W. Swoyer
                    T.M. Swoyer, Jr.
                    A.F. Thompson
                    R.F. Weston
                    J.H. Wolfe

                                              FOR     AGAINST    ABSTAIN
2.   Approval of the Roy F. Weston, Inc.
     Director Stock Compensation Plan         [ ]       [ ]        [ ]

3.   Approval of Amendment to Roy F.
     Weston, Inc. Stock-Based Incentive
     Compensation Plan                        [ ]       [ ]        [ ]


     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.


     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.


                             SERIES A COMMON STOCK


SIGNATURE                               DATE
         -----------------------------       -----------------------------

SIGNATURE                               DATE
         -----------------------------       -----------------------------
          Signature if held jointly

NOTE: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or in any other representative capacity, please so indicate.

                              ROY F. WESTON, INC.
                             SERIES A COMMON STOCK

           PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS MAY 10, 1999


     The undersigned hereby appoints William G. Mecaughey and Arnold P. Borish as proxies, each with the power to appoint a substitute, and hereby authorizes them, or any of them, to represent and to vote, as designated on the reverse side, all the shares of Series A Common Stock of Roy F. Weston, Inc. held of record by the undersigned on March 10, 1999, at the Annual Meeting of Shareholders to be held on May 10, 1999, or any adjournment thereof.


                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
             PLEASE VOTE, SIGN ON REVERSE SIDE AND RETURN PROMPTLY.

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                              ROY F. WESTON, INC.
                                  COMMON STOCK

                                  MAY 10, 1999


                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

A [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
               WHICH RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

                                     FOR          WITHHELD
1.   ELECTION OF DIRECTORS           [ ]            [ ]

     FOR, EXCEPT VOTES WITHHELD FROM THE FOLLOWING NOMINEE(S):

     NOMINEES:      R.L. Armitage
                    J.L. Brown
                    T.E. Carroll
                    T. Harvey
                    W.F. Hosking, Jr.
                    W.L. Robertson
                    K.W. Swoyer
                    T.M. Swoyer, Jr.
                    A.F. Thompson
                    R.F. Weston
                    J.H. Wolfe

                                              FOR     AGAINST    ABSTAIN
2.   Approval of the Roy F. Weston, Inc.
     Director Stock Compensation Plan         [ ]       [ ]        [ ]

3.   Approval of Amendment to Roy F.
     Weston, Inc. Stock-Based Incentive
     Compensation Plan                        [ ]       [ ]        [ ]


     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.


     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.


                                  COMMON STOCK


SIGNATURE                               DATE
         -----------------------------       -----------------------------

SIGNATURE                               DATE
         -----------------------------       -----------------------------
          Signature if held jointly

NOTE: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or in any other representative capacity, please so indicate.

                              ROY F. WESTON, INC.
                                  COMMON STOCK

           PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS MAY 10, 1999


     The undersigned hereby appoints William G. Mecaughey and Arnold P. Borish as proxies, each with the power to appoint a substitute, and hereby authorizes them, or any of them, to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Roy F. Weston, Inc. held of record by the undersigned on March 10, 1999, at the Annual Meeting of Shareholders to be held on May 10, 1999, or any adjournment thereof.


                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
             PLEASE VOTE, SIGN ON REVERSE SIDE AND RETURN PROMPTLY.